NEWS
                                                    Delta and Pine Land Company
                                                           P.O. Box 157
                                                     Scott, Mississippi 38772
--------------------------------------------------------------------------------

Contact:   Investors                        Media
           Tom Jagodinski                   Stephanie Pillersdorf/Keil Decker
           Delta and Pine Land Company      Citigate Sard Verbinnen
           (662) 742-4518                   (212) 687-8080


                       DELTA AND PINE LAND COMPANY REPORTS
                 THIRD QUARTER AND NINE-MONTH FINANCIAL RESULTS

      o        Reports Increased Sales and Net Income
      o Full Year Earnings Guidance Updated in Light of Heavy Rains and Storms in the Cotton Belt

      SCOTT, MS, July 7, 2003 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced financial results for the third fiscal quarter and nine months ended May 31, 2003.

      Third Quarter and Nine-Month Results
      Third quarter net income was $0.77 per diluted share, an increase of 18% over last year's third quarter net income of $0.65, before legal expenses related to the D&PL versus Monsanto/Pharmacia litigation of $0.04 in 2003 ($0.02 in 2002), and before special charges in 2003 primarily related to a workforce reduction in Australia of $0.01 per diluted share. Diluted earnings per share after such expenses and special charges was $0.72 per share for the third quarter compared to $0.63 per share in the prior year. Net sales for the fiscal 2003 third quarter increased 25% to $169.0 million from $135.4 million in the year ago quarter, primarily the result of a shift in shipments into the third quarter from the second quarter. Sales and net income were also favorably affected by increased demand for stacked gene cottonseed products, which carry higher technology fees. Operating expenses were essentially flat with last year.

      Net income for the nine-month period was $1.10 per diluted share compared to $1.00 in the prior year, before legal expenses related to the D&PL versus Monsanto/Pharmacia litigation of $0.14 in 2003 ($0.04 in 2002), and special charges related to two U.S. location shut downs and workforce reductions at two foreign locations of $0.02 per diluted share. Diluted earnings per share after such expenses and special charges was $0.94 for the nine-month period compared to $0.96 in the prior year. Net sales for the current nine-month period increased to $282.1 million from $255.5 million in the comparable prior period. This increase was primarily the result of higher sales of stacked gene products and higher soybean sales in the U.S. market. Lower international sales and poor weather in the U.S. and Australia also negatively affected our 2003 results. The USDA is now estimating that planted cotton acreage in 2003 will be lower overall than in 2002 and a major commodity broker has lowered its earlier estimates of acres to be planted in 2003. Operating expenses increased due to higher insurance, pension and payroll related costs.

      Tom Jagodinski, President and CEO said, "Although we reported higher sales and net income in the third quarter and year-to-date versus 2002, inclement weather, primarily heavy rains in the South and the Texas High Plains, reduced the number of acres planted to levels below our earlier estimates as well as forecasts made by the USDA. Because of the poor weather, several hundred thousand acres were not planted with cotton and, in many cases, technology fees will not be collected on some planted acres if the crop was subsequently destroyed or abandoned. In spite of the effects of the weather this year, we are encouraged by increased market share for our high-value picker products in markets east of Texas, the strong demand for higher margin stacked gene products and higher soybean sales. We remain optimistic about new products containing third party traits we are currently working on, as well as the prospects for our DeltaMax Cotton joint venture."

      The following table reconciles net income before unusual items to net income at May 31.

Diluted EPS:                              Three Months          Nine Months
                                          ------------          ------------
    Net income before legal             2002        2003       2002       2003
      expenses related to D&PL
      versus Monsanto/Pharmacia
      litigation and special charges
      (a non-GAAP measure)             $0.65       $0.77       $1.00      $1.10

    Monsanto litigation expenses       (0.02)      (0.04)      (0.04)     (0.14)
    Special charges                        -       (0.01)          -      (0.02)
                                      --------   ---------   ---------  --------
    Net income (a GAAP measure)        $0.63       $0.72       $0.96      $0.94
                                      ========   =========   =========  ========






      2003 Earnings Outlook
      Due to the reduction in planted acreage in D&PL's key picker markets (primarily east of Texas) and inclement weather across the Cotton Belt, the Company now expects to report earnings per diluted share before Monsanto legal expenses and special charges (a non-GAAP measure) in the range of $0.93 to $0.98. Legal expenses associated with the Monsanto litigation are expected to range from $0.17 to $0.19 per diluted share. Special charges are expected to approximate $0.02 per share. Diluted earnings per share after Monsanto legal expenses and special charges (a GAAP measure) are expected to range from $0.72 to $0.79 per share.

      Conference Call
      D&PL will hold a conference call with the investment community to review this announcement on Tuesday, July 8, 2003, at 11 a.m. ET/10 a.m. CT. The call can be accessed by dialing 888-270-8028 (International, 706-679-0236), pass code: 1452504. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from 3 p.m. ET/2 p.m. CT on Tuesday, July 8th through 3 p.m. ET/2 p.m. CT on Tuesday, July 15th by dialing 800-642-1687 (International, 706-645-9291) and entering the pass code: 1452504.

      About Delta and Pine Land Company
      Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's website at www.deltaandpine.com.

                                                                    # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect to the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                              May 31,                May 31,
                                               2002                   2003
                                         ----------------       ----------------

NET SALES AND LICENSING FEES             $       135,386        $       168,936
COST OF SALES                                     86,336                110,547
                                         ----------------       ----------------
GROSS PROFIT                                      49,050                 58,389
                                         ----------------       ----------------

OPERATING EXPENSES:
      Research and development                     4,796                  4,700
      Selling                                      2,700                  3,014
      General and administrative                   3,837                  3,882
                                         ----------------       ----------------
                                                  11,333                 11,596
SPECIAL CHARGES                                                            (462)
                                         ----------------       ----------------
OPERATING INCOME                                  37,717                 46,331
                                         ----------------       ----------------

INTEREST (EXPENSE) INCOME, net                       (62)                   160
OTHER EXPENSE, net                                  (390)                (2,330)
EQUITY IN NET LOSS OF AFFILIATE                        -                   (551)
MINORITY INTEREST IN LOSS OF SUBSIDIARIES          1,594                    522
                                         ----------------       ----------------

INCOME BEFORE INCOME TAXES                        38,859                 44,132
INCOME TAX PROVISION                              13,794                 15,667
                                         ----------------       ----------------

NET INCOME                                        25,065                 28,465
DIVIDENDS ON PREFERRED STOCK                         (53)                   (64)
                                         ----------------       ----------------
NET INCOME APPLICABLE TO COMMON SHARES   $        25,012        $        28,401
                                         ================       ================

NET INCOME APPLICABLE TO COMMON SHARES
BEFORE SPECIAL CHARGES                   $        25,012        $        28,699
                                         ================       ================

BASIC EARNINGS PER SHARE:

NET INCOME BEFORE SPECIAL CHARGES        $          0.65        $          0.76
SPECIAL CHARGES, net of tax                            -                  (0.01)
                                         ----------------       ----------------
NET INCOME                               $          0.65        $          0.75
                                         ================       ================

DILUTED EARNINGS PER SHARE:

NET INCOME BEFORE SPECIAL CHARGES        $          0.63        $          0.73
SPECIAL CHARGES, net of tax                            -                  (0.01)
                                         ----------------       ----------------
NET INCOME                               $          0.63        $          0.72
                                         ================       ================

NUMBER OF SHARES USED IN BASIC EARNINGS
       PER SHARE CALCULATIONS                     38,343                 38,049
                                         ================       ================

NUMBER OF SHARES USED IN DILUTED EARNINGS
       PER SHARE CALCULATIONS                     39,769                 39,598
                                         ================       ================

DIVIDENDS PER COMMON SHARE               $          0.05        $          0.06
                                         ================       ================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE NINE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                              May 31,                May 31,
                                               2002                   2003
                                        ----------------       ----------------

NET SALES AND LICENSING FEES            $      255,506         $      282,072
COST OF SALES                                  163,530                179,762
                                        ----------------       ----------------
GROSS PROFIT                                    91,976                102,310
                                        ----------------       ----------------

OPERATING EXPENSES:
      Research and development                  13,438                 13,352
      Selling                                    8,168                  8,235
      General and administrative                10,463                 11,779
                                        ----------------       ----------------
                                                32,069                 33,366
SPECIAL CHARGES                                      -                   (962)
                                        ----------------       ----------------
OPERATING INCOME                                59,907                 67,982
                                        ----------------       ----------------

INTEREST INCOME, net                             1,096                    742
OTHER EXPENSE, net                              (3,605)                (8,814)
EQUITY IN NET LOSS OF AFFILIATE                      -                 (1,492)
MINORITY INTEREST IN LOSS/(EARNINGS)
OF SUBSIDIARIES                                  2,066                   (796)
                                        ----------------       ----------------

INCOME BEFORE INCOME TAXES                      59,464                 57,622
INCOME TAX PROVISION                            21,110                 20,456
                                        ----------------       ----------------

NET INCOME                                      38,354                 37,166
DIVIDENDS ON PREFERRED STOCK                      (159)                  (181)
                                        ----------------       ----------------
NET INCOME APPLICABLE TO COMMON SHARES  $       38,195         $       36,985
                                        ================       ================

NET INCOME APPLICABLE TO COMMON SHARES
BEFORE SPECIAL CHARGES                  $       38,195         $       37,605
                                        ================       ================

BASIC EARNINGS PER SHARE:

NET INCOME BEFORE SPECIAL CHARGES       $         0.99         $         0.99
SPECIAL CHARGES, net of tax                          -                  (0.02)
                                        ----------------       ----------------
NET INCOME                              $         0.99         $         0.97
                                        ================       ================

DILUTED EARNINGS PER SHARE:

NET INCOME BEFORE SPECIAL CHARGES       $         0.96         $         0.96
SPECIAL CHARGES, net of tax                          -                  (0.02)
                                        ----------------       ----------------
NET INCOME                              $         0.96         $         0.94
                                        ================       ================

NUMBER OF SHARES USED IN BASIC EARNINGS
       PER SHARE CALCULATIONS                   38,394                 38,116
                                        ================       ================

NUMBER OF SHARES USED IN DILUTED EARNINGS
       PER SHARE CALCULATIONS                   39,832                 39,554
                                        ================       ================

DIVIDENDS PER COMMON SHARE              $         0.15         $         0.17
                                        ================       ================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                              May 31,            August 31,             May 31,
                                                                                2002                2002                 2003
                                                                          -----------------    ----------------     ----------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                            $         87,577     $       109,091      $       116,385
     Receivables, net                                                              214,936             145,876              243,440
     Inventories                                                                    43,060              40,021               34,204
     Prepaid expenses                                                                  622               2,266                  634
     Deferred income taxes                                                           8,674              11,214               11,225
                                                                          -----------------    ----------------     ----------------
         Total current assets                                                      354,869             308,468              405,888

PROPERTY, PLANT and EQUIPMENT, net                                                  62,924              63,401               61,427

EXCESS OF COST OVER NET ASSETS OF
     BUSINESS ACQUIRED, net                                                          4,182               4,187                4,183

INTANGIBLES, net                                                                     4,125               4,032                5,489

INVESTMENT IN AFFILIATE                                                                  -                 695                  753

OTHER ASSETS                                                                         2,338               2,359                1,946
                                                                          -----------------    ----------------     ----------------
      Total non-current assets                                                      73,569              74,674               73,798
                                                                          -----------------    ----------------     ----------------
                                                                          $        428,438     $       383,142      $       479,686
                                                                          =================    ================     ================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Notes payable                                                        $            146     $         1,763             $     24
     Accounts payable                                                               11,641              16,447                9,119
     Accrued expenses                                                              171,792             143,533              208,209
        Income taxes payable                                                        18,122              12,381               22,988
                                                                          -----------------    ----------------     ----------------
         Total current liabilities                                                 201,701             174,124              240,340
                                                                          -----------------    ----------------     ----------------

LONG-TERM DEBT, less current maturities                                              1,319               1,176                2,145
                                                                          -----------------    ----------------     ----------------

DEFERRED INCOME TAXES                                                                4,706               3,121                3,129
                                                                          -----------------    ----------------     ----------------

MINORITY INTEREST IN SUBSIDIARIES                                                    4,177               2,514                3,310
                                                                          -----------------    ----------------     ----------------

STOCKHOLDERS' EQUITY:
     Preferred stock, par value $0.10 per share; 2,000,000 shares authorized:
         Series A Junior Participating Preferred, par value $0.10 per share;
            456,989 shares authorized; no shares issued or outstanding                   -                   -                    -
         Series M Convertible Non-Voting Preferred, par value $0.10 per
            share; 1,066,667 shares authorized, issued and outstanding                 107                 107                  107
    Common stock, par value $0.10 per share; 100,000,000 shares authorized;
         39,278,071, 39,311,571 and 39,474,723 issued;
         38,332,405, 38,204,405 and 38,094,557 shares outstanding                    3,928               3,931                3,947
    Capital in excess of par value                                                  51,146              51,563               53,974
    Retained earnings                                                              182,359             172,381              202,888
    Accumulated other comprehensive loss                                            (4,196)             (5,939)              (5,043)
    Treasury stock at cost, 945,666, 1,107,166 and 1,380,166 shares                (16,809)            (19,836)             (25,111)
                                                                          -----------------    ----------------     ----------------
         Total stockholders' equity                                                216,535             202,207              230,762
                                                                          -----------------    ----------------     ----------------
                                                                          $        428,438     $       383,142      $       479,686
                                                                          =================    ================     ================



                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE NINE MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                                     May 31,               May 31,
                                                                                       2002                  2003
                                                                                 ----------------      ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                       $        38,354       $        37,166
Adjustments to reconcile net income to
 net cash (used in) provided by operating activities:
   Depreciation and amortization                                                           5,062                 5,739
   Loss/(gain) on sale of property and equipment                                             187                   (28)
   Equity in net loss of affiliate                                                             -                 1,492
   Minority interest in net (loss)/income of subsidiaries                                 (2,066)                  796
   Changes in current assets and liabilities:
      Receivables                                                                        (40,091)              (97,364)
      Inventories                                                                         (7,060)                5,567
      Prepaid expenses                                                                     1,417                 1,539
      Intangibles and other assets                                                           (11)                  126
      Accounts payable                                                                    (2,937)               (7,420)
      Accrued expenses                                                                    (3,269)               64,236
      Income taxes payable                                                                 2,469                11,127
                                                                                 ----------------      ----------------
        Net cash (used in) provided by operating activities                               (7,945)               22,976
                                                                                 ----------------      ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                    (5,082)               (3,302)
   Sale of investments and property                                                           43                    76
   Purchase of minority interest in subsidiary                                            (4,838)                    -
   Investment in affiliate                                                                 1,000                (1,550)
                                                                                 ----------------      ----------------
        Net cash used in investing activities                                             (8,877)               (4,776)
                                                                                 ----------------      ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments of short-term debt                                                            (2,268)               (2,095)
   Payments of long-term debt                                                                (73)                    -
   Dividends paid                                                                         (5,918)               (6,659)
   Proceeds from long-term debt                                                              672                     -
   Proceeds from short-term debt                                                             693                   437
   Payments to acquire treasury stock                                                     (6,933)               (5,275)
   Minority interest in dividends by subsidiaries                                           (447)                    -
   Proceeds from exercise of stock options                                                 2,251                 1,784
                                                                                 ----------------      ----------------
        Net cash used in financing activities                                            (12,023)              (11,808)
                                                                                 ----------------      ----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES ON CASH                                         2,419                   902

NET (DECREASE)INCREASE IN CASH AND CASH EQUIVALENTS                                      (26,426)                7,294
CASH AND CASH EQUIVALENTS, as of August 31                                               114,003               109,091
                                                                                 ----------------      ----------------
CASH AND CASH EQUIVALENTS, as of May 31                                          $        87,577       $       116,385
                                                                                 ================      ================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the nine months for:
        Interest, net of capitalized interest                                    $           700       $            50
        Income taxes                                                             $        18,000       $         9,200

    Noncash financing activities:
        Tax benefit of stock option exercises                                    $           500       $           600

